UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2004

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2004, Marchex, Inc., a Delaware corporation (the “Registrant”), entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) with Name Development Ltd., a British Virgin Islands corporation (“Name Development”), Rothschild Trust Cayman Limited as trustee of The SSV Trust (the “Trust”) and its nominee, ZRH Nominees (0049) Ltd. (the “Nominee”) as the holder of all of the issued and outstanding capital stock of Name Development (the Trust and the Nominee collectively referred to herein as the “Sole Stockholder”), to acquire certain assets of Name Development, a corporation operating in the direct navigation market. The aggregate consideration pursuant to the Asset Purchase Agreement is an amount of cash equal to $155,150,000.00 and that number of shares of the Registrant’s Class B common stock as shall be obtained by dividing $9,000,000 by the average of the last quoted sale price for shares of the Registrant’s Class B common stock on the Nasdaq National Market for the ten trading days immediately prior to the closing.

The Asset Purchase Agreement contains customary representations and warranties and requires the Sole Stockholder to indemnify the Registrant for certain liabilities arising under the Asset Purchase Agreement, subject to certain limitations and conditions. At the closing, the Registrant will deposit for the benefit of the Sole Stockholder into escrow for a period of eighteen months from the closing an amount of cash equal to $24,600,000 to secure the Sole Stockholder’s indemnification and other obligations under the Asset Purchase Agreement.

The asset acquisition is contingent on customary closing conditions, including a financing event to fund the cash consideration. Additionally, in the event that the closing shall not have occurred on or before June 30, 2005, the Registrant has agreed to pay Name Development a termination fee of $1,500,000 through a combination of cash and shares of Class B common stock, which such shares will be valued based on the average closing price for such shares on the Nasdaq National Market for the ten trading days ending on June 30, 2005.

The Registrant has also agreed to file a registration statement to register the shares of Class B common stock issued as the equity consideration thereunder or any shares of Class B common stock issued in connection with payment of the termination fee for resale on Form S-3 once the Registrant becomes eligible to file such a registration statement with the SEC. The asset acquisition is currently expected to close during the first quarter of 2005.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosures made in response to Item 1.01 above are incorporated herein by reference.

The issuance of the shares of Class B common stock to the Company at closing in connection with the Asset Purchase Agreement will be made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, as set forth in Section 4(2) thereof and Regulation S promulgated thereunder on the basis that the offer and sale of the shares does not involve a public offering and is an offshore transaction not involving any U.S. person. No underwriters were involved in this transaction.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01 and Item 9.01(c) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On November 23, 2004, the Registrant issued a press release announcing that it had entered into the Asset Purchase Agreement with Name Development and the Sole Stockholder thereof to acquire certain assets of Name Development, a corporation operating in the direct navigation market. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Management of Registrant will hold a webcast, starting at 6:00 a.m. PST / 9:00 a.m. EST on November 23, 2004 to discuss the transaction. A copy of the presentation to be discussed during this webcast is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Registrant, dated November 23, 2004.

99.2	Webcast Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2004	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Registrant, dated November 23, 2004.

99.2	Webcast Presentation.